ARRANGEMENT AGREEMENT

       MEMORANDUM OF AGREEMENT made as of the 28th day of February, 2003,

                                 B E T W E E N:


TASEKO MINES LIMITED, a company incorporated under the laws of British Columbia

                                   ("Taseko")

                                    - and -

GIBRALTAR ENGINEERING SERVICES LIMITED, a company incorporated under the laws of
                                British Columbia
                                    ("GESL")

                                    - and -

GIBRALTAR REFINERY (2002) LTD., a company incorporated under the laws of British
                                    Columbia

                               ("Gibraltar 2002")

                                    - and -

TASEKO RESOURCES INC., a company incorporated under the laws of British Columbia

                              ("Taseko Resources")

                                    - and -

CONCENTRATED EXPLORATION LTD., a company incorporated under the laws of British
                                    Columbia

                          ("Concentrated Exploration")

                                    - and -

  CONCENTRATED EXPLORATION 2000 LTD., a company incorporated under the laws of
                                British Columbia

                                  ("CE 2000")

  (Gibraltar 2002, Taseko Resources, Concentrated Exploration and CE 2000 are
                herein referred to as the "Taseko Subsidiaries")

                                    - and -

 GIBRALTAR REFINERY (2002) NO. 2 LTD., a company incorporated under the laws of
                                British Columbia

                            ("Gibraltar 2002 No. 2")

WHEREAS GESL owns the GESL Business, as hereinafter defined;

AND WHEREAS GESL is wholly owned by Taseko, which indirectly holds approximately 38% of GESL's common shares through its wholly owned subsidiary Gibraltar 2002, and Norman E. Cressey ("Cressey"), who holds approximately 62% of GESL's common shares;

AND WHEREAS Taseko wishes to purchase that portion of the GESL Business which it does not already own;

AND WHEREAS GESL has agreed to undergo a plan of arrangement to provide for Taseko's buyout of Cressey under the Plan of Arrangement and to allow for the consolidation of Taseko's assets by providing for the dissolution of Gibraltar 2002 No. 2, a wholly-owned subsidiary of GESL, GESL's own dissolution and for the dissolution of the Taseko Subsidiaries.

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.

                                 INTERPRETATION

1.1      DEFINITIONS

In this Agreement, unless there is something in the subject matter or context which is inconsistent therewith, the following terms shall have the following meanings, respectively:

1.1.1 "ACT" means the COMPANY ACT (British Columbia), R.S.B.C. 1996, c.62, including all regulations made thereunder, as now in effect and as may be amended from time to time prior to the Effective Date;

1.1.2    "AFFILIATE" has the meaning ascribed thereto in the Act;

1.1.3 "APPROPRIATE REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute, rule or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations;

1.1.4 "ARRANGEMENT" means a plan of arrangement under Sections 252, 253 and 254 of the Act on the terms and conditions set forth in the Plan of Arrangement and any amendment, variation, or supplement thereto, giving effect to the transactions described in Section 2.1;

1.1.5 "BUSINESS DAY" means any day, other than a Saturday, Sunday or a statutory holiday in the province of British Columbia, on which banks are open for business in the city of Vancouver;

1.1.6 "CALL OPTION AGREEMENT" means the call option agreement dated December 27, 2002 pursuant to which Cressey granted Taseko an option to purchase Cressey's indirect interest in the GESL Business;

1.1.7 "CIRCULAR" means the notice of the GESL Meeting and accompanying management information circular, including all schedules thereto, to be sent to GESL Shareholders in connection with the GESL Meeting;

1.1.8 "COMPETING TRANSACTION" means an offer or a proposal made to GESL in writing and duly authorized by the board of directors of the Person making the offer or proposal (i) to purchase or otherwise acquire, directly or indirectly (including by means of a transaction described in clause (iv) below), all of the GESL Shares or all or substantially all of the assets of GESL, (ii) that provides in the good faith opinion of the Board of Directors after consultation with GESL's investment advisor, for a value per GESL Share greater than the value per GESL Share contemplated by this Agreement, (iii) that, to the extent it offers cash consideration, is fully financed (subject to usual terms and conditions on the drawing of such financing), (iv) is made or proposed to be made by means of a take-over bid, amalgamation, plan of arrangement, business combination, sale of assets or similar transaction, (v) with conditions no more beneficial, taken as a whole, to the Person proposing or making the offer than those contemplated by this Agreement for the benefit of Taseko, and (vi) which the Board of Directors determines in good faith to be more favourable to the GESL Shareholders from a financial point of view than the transaction contemplated by this Agreement, having regard to all circumstances including income tax considerations under such offer or proposal, and which the Board of Directors intends to recommend to the GESL Shareholders;

1.1.9    "COURT" means the Supreme Court of British Columbia;

1.1.10   "CRESSEY" means Norman E. Cressey;

1.1.11 "EFFECTIVE DATE" means the date on which a certified copy of the Final Order is accepted for filing under section 252 of the Act by the Registrar;

1.1.12 "EFFECTIVE TIME" means 12:01 a.m. (Vancouver, British Columbia time) on the Effective Date;

1.1.13  "EXCHANGE RATIO" means an exchange where one GESL Share is exchanged for
2.333333 Taseko Shares;

1.1.14 "EXCLUDED SHAREHOLDERS" means, in respect of GESL, Taseko and its Affiliates and any other GESL Shareholder that is excluded from casting a vote pursuant to Section 252(8) of the Act;

1.1.15 "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended at any time prior to the Effective Date;

1.1.16 "GAAP" means, for those generally accepted accounting principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated;

1.1.17 "GESL BUSINESS" means all of the business, assets, both tangible and intangible, goodwill and undertakings of GESL acquired pursuant to a dissolution agreement of Gibraltar Engineering Services Limited Partnership dated February 24, 2003;

1.1.18 "GESL MEETING" means the special meeting of GESL Shareholders (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, to approve the Arrangement;

1.1.19 "GESL SHAREHOLDER" means a registered holder of GESL Shares, from time to time, and "GESL SHAREHOLDERS" means all of such holders;

1.1.20   "GESL SHARES" means common shares in the capital of GESL;

1.1.21 "GOVERNMENTAL ENTITY" means any: (a) multinational, federal, provincial, state, regional, municipal, local or other governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent commission, board, or authority of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

1.1.22 "INTERIM ORDER" means the interim order of the Court issued in respect of the Arrangement, as contemplated by Section 2.1, as such order may be amended, supplemented or varied by the Court;

1.1.23 "LAWS" means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, statutory body (including the TSX Venture Exchange) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

1.1.24 "MATERIAL ADVERSE CHANGE" means, in relation to any corporation, any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges of the corporation or any of its Subsidiaries which would reasonably be expected to materially and adversely affect the corporation and its Subsidiaries, taken as a whole;

1.1.25   "MATERIAL FACT" has the meaning ascribed thereto in the Securities Act;

1.1.26   "MEETING DATE" means any date on which the GESL Meeting occurs;

1.1.27 "OPTION" means the call option granted by Cressey to Taseko to purchase Cressey's indirect interest in the GESL Business pursuant to the Call Option Agreement;

1.1.28 "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

1.1.29 "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form attached as Schedule "A", as the same may be supplemented and amended from time to time in accordance with the terms thereof;

1.1.30 "REGISTRAR" means the British Columbia Registrar of Companies or other duly appointed person performing duties as registrar under the Act;

1.1.31 "SECURITIES ACT" means the Securities Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Date;

1.1.32   "SUBSIDIARY" has the meaning ascribed thereto in the Securities Act;

1.1.33 "TASEKO SHARES" means common shares in the capital of Taseko issued in exchange for the GESL Shares pursuant to the Plan of Arrangement;

1.1.34  "TASEKO   SUBSIDIARIES"   means  Taseko   Resources,   Gibraltar   2002,
Consolidated Exploration and CE 2000;

1.1.35 "TAX" and "TAXES"  means,  with  respect to any entity,  all income taxes
(including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, AD VALOREM taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax unopposed with respect to the foregoing, and any liability for the payment of any amount of the type described in the immediately preceding clause of another entity; and

1.1.36 "TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Agreement into Articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3      CURRENCY

All sums of money referred to in this Agreement are expressed in Canadian dollars.

1.4      NUMBER

Unless the context otherwise requires, words importing the singular shall include the plural and VICE VERSA and words importing any gender shall include all genders.

1.5      DATE FOR ANY ACTION

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto pertaining to the terms of the Arrangement and ancillary arrangements.

                                   ARTICLE 2.

                                 THE ARRANGEMENT

2.1      TERMS OF ARRANGEMENT

GESL, Gibraltar 2002 No. 2 and the Taseko Subsidiaries agree, as soon as reasonably practicable, to apply to the Court pursuant to sections 252, 253 and 254 of the Act for the interim order providing for, among other things:

2.1.1 the calling and holding of the GESL Meeting for the purpose of considering and approving the Arrangement pursuant to which the existing GESL Shares shall be exchanged for Taseko Shares based on the Exchange Ratio and pursuant to
Section 85.1 of the INCOME TAX ACT (Canada); and

2.1.2 upon approval of the Arrangement by the GESL Shareholders, the dissolution of each of GESL, Gibraltar 2002 No. 2 and the Taseko Subsidiaries to facilitate the reconstruction of Taseko's corporate structure to consolidate its assets by dissolving certain of its wholly owned subsidiaries.

If approval by the GESL Shareholders is obtained, GESL, Gibraltar 2002 No. 2 and the Taseko Subsidiaries will promptly thereafter take the necessary steps to submit the Arrangement to the Court and apply for a Final Order of the Court approving the Arrangement.

2.2      IMPLEMENTATION STEPS BY GESL

GESL covenants in favour of Taseko that GESL shall:

2.2.1 convene and hold the GESL Meeting not later than April 14, 2003, or in the event that the GESL Shareholders agree to waiver notice of the GESL Meeting not later than April 14, 2003, for the purpose of considering and voting on the Plan of Arrangement (and for any other proper purpose as may be set out in the notice for such meeting which is acceptable to Taseko, acting reasonably);

2.2.2 solicit the GESL Shareholders to waive notice of the GESL Meeting and to hold the GESL Meeting as soon as reasonably practicable thereafter;

2.2.3 subject to obtaining the Final Order, as soon as reasonably practicable thereafter and subject to the satisfaction or waiver of the other conditions herein contained in favour of each party, file the Final Order with the Registrar, together with such other documents as may be required under the Act to give effect to the Arrangement;

2.2.4 permit Taseko and its counsel to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement and provide counsel to Taseko on a timely basis with copies of any notice of appearance and evidence served on GESL or its counsel in respect of the application for the Final Order or any appeal therefrom and of any notice (written or oral) received by GESL indicating any intention to appeal the Final Order; and

2.2.5 not file any material with the Court in connection with the Arrangement or serve any such material, and not agree to modify or amend any materials so filed or served, except with Taseko's prior written consent (such consent not to be unreasonably withheld).

2.3      INTERIM ORDER

The Interim Order shall provide:

2.3.1 for the class of Persons to whom notice is to be provided in respect of the Arrangement and the GESL Meeting and for the manner in which such notice is to be provided;

2.3.2 that the requisite GESL Shareholder approval shall be 75% of the votes cast by GESL Shareholders and by a majority of the GESL Shareholders, other than the Excluded Shareholders; and

2.3.3 that, in all other respects, the terms, restrictions and conditions of the memorandum and articles of GESL, including quorum requirements and all other matters, shall apply in respect of the GESL Meeting.

2.4      GESL INFORMATION CIRCULAR

GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries shall use commercially reasonable efforts to prepare the Circular together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement and GESL shall cause the Circular and other documentation required in connection with the GESL Meeting to be sent to each GESL Shareholder (and other Person) and filed as required by the Interim Order or applicable Laws as soon as reasonably practicable, provided that the Circular and other documentation required in connection with the Arrangement shall not be sent, except with Taseko's prior written consent (such consent not to be unreasonably withheld).

2.5      SECURITIES AND CORPORATE COMPLIANCE

Taseko shall use commercially reasonable efforts to obtain all orders required from the applicable securities authorities to permit the issuance and first resale of the Taseko Shares to be issued pursuant to the Arrangement without the qualification with, or the approval of, or the filing of any document including any prospectus or similar document or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under applicable securities Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Taseko for purposes of Canadian provincial or territorial securities Laws).

2.6      PREPARATION OF FILINGS

2.6.1 GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries shall cooperate in:

2.6.1.1 the preparation of any application for the Interim Order and the Final Order and the preparation of any other documents reasonably deemed by GESL, Gibraltar 2002 No. 2, Taseko or the Taseko Subsidiaries to be necessary to discharge their respective obligations under applicable Laws in connection with the Arrangement and all other matters contemplated by this Agreement; and

2.6.1.2 the taking of all such action as may be required under applicable Laws in connection with the Arrangement and all other matters contemplated by this Agreement.

2.6.2 Each of GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries shall furnish to the other all such information concerning it and its shareholders as may be required to effect the actions described in Sections 2.4 and 2.5 and the foregoing provisions of this Section 2.6, and each covenants that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the Arrangement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or to be used.

2.6.3 Each of GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries shall promptly notify the other if at any time before the Effective Time it becomes aware that the Circular or an application for any order referred to in
Section 2.6.1.1 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application. In any such event GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to their respective shareholders and/or filed with the relevant securities regulatory authorities.

2.6.4 GESL shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Taseko). Without limiting the generality of the foregoing, GESL shall ensure that the Circular provides GESL Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the GESL Meeting.

                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF GESL

GESL and Gibraltar 2002 No. 2 jointly and severally represent and warrant to and in favour of Taseko and the Taseko Subsidiaries as set forth in this Section 3.1 and acknowledge that Taseko and the Taseko Subsidiaries are relying upon such representations and warranties in connection with the matters contemplated by this Agreement; except, however, that Taseko and the Taseko Subsidiaries shall not be entitled to rely on these representations and warranties which, at the time of their putative reliance thereon, Taseko or the Taseko Subsidiaries know or reasonably ought to have known to be false.

3.1.1 Incorporation and Qualification. Each of GESL and Gibraltar 2002 No. 2 is a corporation duly incorporated, organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of GESL and Gibraltar 2002 No. 2 is not in default under, or in violation of, any provision of its memorandum or articles in any respect which is material and adverse to GESL or Gibraltar 2002 No. 2, as the case may be.

3.1.2 Authority and Enforceability. Each of GESL and Gibraltar 2002 No. 2 has the requisite corporate power and authority and has received all necessary corporate approvals to enter into this Agreement and to complete the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by each of GESL and Gibraltar 2002 No. 2 and constitutes a valid and binding obligation of each of GESL and Gibraltar 2002 No. 2 enforceable by Taseko and the Taseko Subsidiaries against each of GESL and Gibraltar 2002 No. 2 in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, arrangement or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.1.3 Capitalization. The authorized capital of GESL consists of 5,000,000 common shares. As of the date hereof, 4,906,004 common shares are issued and outstanding. The issued and outstanding GESL Shares have been validly authorized and issued, and are fully paid and non-assessable. There are no other issued and outstanding shares in the capital of GESL. There are not now, and at the Effective Date there will not be, any outstanding options, warrants or other rights to purchase or acquire, or securities convertible into or exchangeable for, any shares in the share capital of GESL and there are not now, and at the Effective Date there will not be, any contract, commitment, agreement, understanding, arrangement or restriction which requires GESL to issue, sell or deliver any shares in its share capital or any securities or obligations convertible into, or exchangeable for, any shares of its share capital. GESL has no outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or that are convertible or exercisable into securities having the right to vote) with GESL Shareholders or in respect of the election of directors of GESL.

3.1.4 Subsidiaries. GESL owns all of the issued and outstanding shares of Gibraltar 2002 No. 2. Other than Gibraltar 2002 No. 2, GESL has no subsidiaries.

3.1.5 No Conflict. The execution and delivery of this Agreement by GESL and Gibraltar 2002 No. 2 does not and the performance of this Agreement by GESL and Gibraltar 2002 No. 2 and the successful completion of the Arrangement does not and will not:

(a) conflict with or violate the memorandum or articles GESL or Gibraltar 2002 No. 2, as the case may be; or

(b) conflict with or violate any law, rule, permit, order, judgment or decree applicable to GESL or Gibraltar 2002 No. 2 or by which any of GESL's properties is bound or affected, the conflict with which or violation of which would result in a Material Adverse Change in respect of GESL.

3.1.6 Compliance. Neither GESL nor Gibraltar 2002 No. 2 nor any of its Subsidiaries is in conflict with, or in default (including cross-defaults) or violation of, in any respect which is material and adverse to GESL or Gibraltar 2002 No. 2, as the case may be:

(a) its memorandum or articles or equivalent organizational documents;

(b) any law, rule, order, permit, judgment or decree applicable to GESL or Gibraltar 2002 No. 2 or by which any one of their respective properties is bound or affected, which conflict default or violation would constitute a Material Adverse Change;

(c) any credit agreement, note, bond, mortgage, indenture or other similar contract, agreement or instrument relating to indebtedness for borrowed money ("GESL Debt Agreements") to which GESL or Gibraltar 2002 No. 2 is a party or by which GESL or Gibraltar 2002 No. 2 or any of GESL's properties is bound or affected; or

(d) any contract, agreement, lease, licence, permit, franchise or other instrument or obligation (other than the GESL Debt Agreements) to which GESL or Gibraltar 2002 No. 2 is a party or by which GESL or Gibraltar 2002 No. 2 or any of GESL's properties is bound or affected which conflict, default or violation, in any such case, would result in a Material Adverse Change or materially impede the completion of the transactions contemplated in the Agreement.

In particular, and without limiting the generality of the foregoing, GESL and Gibraltar 2002 No. 2 have complied with the provisions of all applicable securities legislation, except for non-compliance that could not reasonably be expected to result in a Material Adverse Change.

3.1.7 Severance or Termination. Neither GESL nor Gibraltar 2002 No. 2 is a party to any written or oral agreement providing for severance or termination payments to any director or officer as a result of the transactions contemplated by this Agreement or which may be affected by a change of control of GESL or Gibraltar 2002 No. 2.

3.1.8 Disclosure. There is no fact which GESL has not disclosed to Taseko and of which any of its officers, directors or members of senior management is aware and which has resulted, or would reasonably be expected to result in a Material Adverse Change to GESL or Gibraltar 2002 No. 2.

3.1.9 Tax Filings. GESL and Gibraltar 2002 No. 2 have each filed all tax returns required to be filed by each of them and have each paid all taxes which are due and payable, and have each made all accruals in its financial statements for taxes payable by it for the current period.

3.1.10 Recommendation by the Board of Directors. The Board of Directors has resolved to recommend that GESL Shareholders vote in favour of the Arrangement.

3.2      REPRESENTATIONS AND WARRANTIES OF TASEKO

Taseko and the Taseko Subsidiaries jointly and severally represent and warrant to and in favour of GESL and Gibraltar 2002 No. 2 as set forth in this Section
3.2 and acknowledges that GESL and Gibraltar 2002 No. 2 are relying upon such representations and warranties in connection with the matters contemplated by this Agreement.

3.2.1 Incorporation and Qualification. Each of Taseko and its Subsidiaries is a corporation duly incorporated, organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Taseko and each of its Subsidiaries is not in default under, or in violation of, any provision of its memorandum or articles in any respect which is material and adverse to Taseko or the particular Subsidiary, as the case may be.

3.2.2 Authority and Enforceability. Taseko and the Taseko Subsidiaries have the requisite corporate power and authority and have received all necessary corporate approvals to enter into this Agreement and to complete the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Taseko and the Taseko Subsidiaries and constitutes a valid and binding obligation of Taseko and the Taseko Subsidiaries enforceable by GESL and Gibraltar 2002 No. 2 against Taseko and the Taseko Subsidiaries in accordance with its terms, subject however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, arrangement or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.2.3 Capitalization. The authorized capital of Taseko consists of 100,000,000 common shares. As of the date hereof, the issued and outstanding share capital of Taseko consists of 46,434,164 common shares. As of the date hereof, not more than 4,400,000 common shares of Taseko were reserved for issuance pursuant to Taseko's stock option plan. The issued and outstanding common shares of Taseko have been, and the common shares of Taseko to be issued pursuant to Taseko's stock option plan as well as the common shares of Taseko to be issued pursuant to the Plan of Arrangement will be, validly authorized and issued, fully paid and non-assessable and free of pre-emptive rights. The common shares of Taseko are listed and posted for trading on the TSX Venture Exchange. Except pursuant to Taseko's stock option plan, no Person has any agreement or option, or any right capable of becoming an agreement, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Taseko. No common shares of Taseko are held as treasury stock or by any Subsidiary of Taseko.

3.2.4 Subsidiaries. All of the issued and outstanding shares in the capital of the Subsidiaries of Taseko are duly authorized, validly issued, fully paid and non-assessable. Each of the Taseko Subsidiaries is wholly owned by Taseko.

3.2.5 Absence of Changes. Since September 30, 2002, and except as disclosed in the public disclosure documents filed by Taseko with securities regulatory authorities since September 30, 2002 (the "Taseko Disclosure Documents"), there has not been any Material Adverse Change in relation to Taseko. Without limiting the generality of the foregoing, from September 30, 2002, to the date hereof,

(a) except as publicly disclosed, neither Taseko nor any of its Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind and except for regular quarterly dividends in an amount consistent with pre-established policies) or redeemed, purchased or otherwise acquired any of its capital stock;

(b) except in the ordinary course of business, neither Taseko nor any of its Subsidiaries has granted any increase in the compensation of any of its senior officers or directors; and

(c) neither Taseko nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, pension or other plan, contract, or commitment (or taken any such action with respect to any other such plan) for the benefit of (i) any of its officers or directors, or
(ii) any of its other employees outside the ordinary course of business.

3.2.6 Absence of Undisclosed Material Liabilities. Other than as fully disclosed in the Taseko Disclosure Documents, neither Taseko nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), including guarantees, support obligations or other similar obligations with respect to the obligations of any person, except liabilities or obligations adequately reflected or reserved against in the audited comparative consolidated financial statements of Taseko as at September 30, 2002.

3.2.7 Securities Law Filings. Taseko has filed all information or proxy circulars, annual information forms, financial statements, material change reports, press releases and other documents required to be filed by it pursuant to applicable securities legislation, including applicable rules and policies of the TSX Venture Exchange (collectively, the "Taseko Securities Reports"). Each Taseko Securities Report was, as of the date of filing such report, in
compliance  in  all  material  aspects  with  all  applicable   requirements  of
securities legislation and none of the Taseko Securities Reports nor any prospectus filed by Taseko, as of their respective filing dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.2.8 No Conflict. The execution and delivery of this Agreement by each of Taseko and the Taseko Subsidiaries does not and the performance of this Agreement by Taseko and the successful completion of the Arrangement does not and shall not:

(a)  conflict  with  or  violate  the   memorandum  or  articles  or  equivalent
organizational documents of Taseko or any Subsidiary;

(b) conflict with or violate any law, rule, permit, order, judgment or decree applicable to Taseko or any of its Subsidiaries or by which any of their respective properties is bound or affected, the conflict with which or violation of which would result in a Material Adverse Change in respect of Taseko;

(c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Taseko or any of its Subsidiaries pursuant to any credit agreement, note, bond, mortgage, indenture or other similar contract, agreement or instrument relating to indebtedness for borrowed money (the "Taseko Debt Agreements) to which Taseko or any of its Subsidiaries is a party or by which Taseko or any of its Subsidiaries or any of their respective properties is bound or affected; or

(d) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of or result in the creation of a lien on any of the properties or assets of Taseko or any of its Subsidiaries pursuant to any contract, agreement, lease, licence, permit, franchise or other instrument or obligation (other than the Taseko Debt Agreements) to which Taseko or any of its Subsidiaries is a party or by which Taseko or any of its Subsidiaries or any of their respective properties is bound or affected which breach or default in any such case, would result in a Material Adverse Change or materially impede the completion of the transactions contemplated by the Agreement.

3.2.9 Compliance. Neither Taseko nor any of its Subsidiaries is in conflict with, or in default (including cross-defaults) or violation of, in any respect which is material and adverse to Taseko or the particular Subsidiary, as the case may be:

(a) its memorandum or articles or equivalent organizational documents;

(b) any law, rule, order, permit, judgment or decree applicable to Taseko or any of its Subsidiaries or by which any one of their respective properties is bound or affected, which conflict, default or violation would constitute a Material Adverse Change; or

(c) any contract, agreement, lease, licence, permit, franchise or other instrument or obligation to which Taseko or any of its Subsidiaries is a party or by which Taseko or any of its Subsidiaries or any of their respective properties is bound or affected which would result in a Material Adverse Change or materially impede the completion of the transactions contemplated in the Agreement.

In particular, and without limiting the generality of the foregoing, Taseko has complied with the provisions of all applicable securities legislation, except for non-compliance that could not reasonably be expected to result in a Material Adverse Change.

3.2.10  Taseko  Financial   Statements.   The  financial  statements  of  Taseko
previously filed in the Taseko Securities Reports present fairly, in all material respects, the consolidated financial position of Taseko and the results of its operations and its cash flows as of the respective dates and for the periods presented therein in conformity with GAAP as in effect on the applicable dates of such financial statements and applied on a consistent basis, except as noted therein and except that in the case of the unaudited financial statements, no notes are included and such unaudited financial statements may be subject to normal adjustments that would be made in the course of an audit and that would not be material and adverse to Taseko.

3.2.11 Litigation. There are no claims, actions, proceedings, suits, investigations, reviews, judgments, or decrees outstanding, pending or, to the knowledge of Taseko, threatened against or involving Taseko or any of its Subsidiaries or any of their businesses, assets or properties before any court or other tribunal or by or before any agency or arbitrator, that, individually or in the aggregate, if adversely determined, would result in a Material Adverse Change. As at the date hereof neither Taseko nor any of its Subsidiaries nor any of their assets or properties is subject to any judgment order or decree which was or will result in a Material Adverse Change.

3.2.12 Disclosure. There is no fact which Taseko or the Taseko Subsidiaries have not disclosed to GESL and of which any of its officers, directors or members of senior management is aware and which has resulted, or would reasonably be expected to result in a Material Adverse Change to Taseko.

3.2.13 Tax Filings. Taseko has filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has made all accruals in its financial statements for taxes payable by it for the current period.

3.3      SURVIVAL

For greater certainty, the representations and warranties of each of GESL, Gibraltar 2002 No. 2, Taseko and the Taseko Subsidiaries contained herein shall survive the termination of this Agreement for a period of one year.

                                   ARTICLE 4.

                              REGULATORY APPROVALS

4.1      APPLICATIONS

The parties hereto covenant and agree to proceed diligently, in a coordinated fashion, to apply for and obtain the Appropriate Regulatory Approvals.

4.2      OBTAINING OF APPROPRIATE REGULATORY APPROVALS

For purposes of this Agreement, no Appropriate Regulatory Approval shall be considered to have been obtained unless it is on terms satisfactory to Taseko, acting reasonably.

                                   ARTICLE 5.

                                    COVENANTS

5.1      RECOMMENDATION OF ARRANGEMENT

GESL hereby covenants that it will through its Board of Directors recommend that GESL Shareholders vote all of their GESL Shares in favour of the Arrangement and GESL through its Board of Directors shall publicly reconfirm such recommendation upon the reasonable request in writing from time to time of Taseko.

5.2      COVENANTS OF GESL

GESL hereby also covenants that, from the date hereof until the earlier of (i) the Effective Date, or (ii) this Agreement having been terminated pursuant to
Article 7 hereof, GESL shall:

5.2.1 not take any action of any kind which might reduce the likelihood of, or interfere with, the completion of the Arrangement including, but not limited to, any action to solicit, assist or encourage enquiries, submissions, proposals or offers from any other Person, entity or group of Persons relating to, and will not continue or participate in any discussions or negotiations regarding or furnish to any other Person, entity or group of Persons any information with respect to, or otherwise co-operate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

5.2.1.1 the direct or indirect acquisition or disposition of all or any GESL Shares or any other securities of GESL; or

5.2.1.2 any amalgamation, merger, sale of all or any part of GESL's assets (other than in the ordinary course of business), take-over bid, tender offer, plan of arrangement, issuer bid, reorganization, dividend or distribution, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving GESL. Notwithstanding the foregoing, GESL shall be entitled to supply information to a third party in response to an unsolicited written proposal which, if implemented, would, in GESL's reasonable judgment, constitute a Competing Transaction provided that a copy of such proposal is immediately delivered to Taseko and provided further that such third party enters into a confidentiality agreement with GESL and provided that all such information made available to the third party has been, or immediately will be, provided to Taseko;

5.2.2 notify Taseko forthwith upon becoming aware of any submission, proposal or offer related to a transaction of the nature referred to in Section 5.2.1 and inform Taseko of all information (including the identity of any prospective party and the consideration proposed) known at that time to GESL regarding such submission, proposal or offer;

5.2.3 not, directly or indirectly, bid for or purchase any GESL Shares or any rights to purchase GESL Shares or securities convertible or exercisable into any GESL Shares, or attempt to induce any person to purchase any such security or right;

5.2.4 use commercially reasonable efforts to assist Taseko to successfully complete the transactions contemplated by this Agreement including by making all regulatory filings and in obtaining all requisite regulatory approvals, including the Appropriate Regulatory Approvals and making submissions and giving evidence in relation thereto, in mailing or otherwise making and successfully completing the Arrangement in a manner which is most tax effective for the parties hereto, and in acquiring all outstanding GESL Shares pursuant to the Arrangement;

5.2.5 provide a current list of shareholders of GESL prepared by GESL and deliver such list to Taseko within two Business Days after execution of this Agreement;

5.2.6 use commercially reasonable efforts to obtain any consents required under leases and other contracts as a result of the transactions contemplated by this Agreement;

5.2.7 use commercially reasonable efforts to cause the conditions in Section 6.1 and Section 6.2 to be satisfied on a timely basis;

5.2.8 immediately cease to provide to any person (other than Taseko) access to GESL's information, properties, books, records, agreements or commitments other than in the ordinary course of business or as required by applicable law; and

5.2.9 provide or cause to be provided to Taseko all proxy return information with respect to the GESL Meeting on a timely basis upon request by Taseko.

5.3      OPERATION OF BUSINESS

GESL hereby covenants from the date hereof until the earlier of (i) the Effective Date or (ii) this Agreement having been terminated pursuant to Article 7 hereof, (except as Taseko shall otherwise consent which consent shall not be unreasonably withheld) to carry on business only in the usual course consistent with past practice and that it shall:

5.3.1 not take any action (directly or indirectly) with respect to any of the following, except to the extent necessary to give effect to obligations under this Agreement:

5.3.1.1 any take-over bid, tender offer, issuer bid, merger, amalgamation, plan of arrangement (other than the Arrangement), reorganization or other business combination or similar transaction involving GESL or substantially all of its assets;

5.3.1.2 any joint venture, strategic alliance, non-competition or similar restrictive covenant or other transaction with strategic implications for GESL or which may have an adverse effect on Taseko;

5.3.1.3 make any change in its debt or equity capitalization (including, but not limited to, any increase in the amount or maturity of its consolidated borrowings) or any conversion of short term borrowings into long term borrowings other than accessing existing credit facilities in the normal course of business;

5.3.1.4 declaring or paying any dividend or declaring, authorizing or making any distribution of, on or in respect of any of its securities whether payable in cash, securities or otherwise;

5.3.1.5 the amendment of its memorandum or articles, or the issuance or purchase or other acquisition of any shares of its capital stock or of any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, except as referred to in this Agreement;

5.3.1.6 agreeing or committing to guarantee the payment of any material indebtedness;

5.3.2 not sell or issue any GESL Shares and not grant any options to purchase GESL Shares;

5.3.3 except as otherwise contemplated hereby or in the ordinary course of business, not enter into or amend existing agreements, commitments or contracts which are material to GESL which alone accounts for 10% or more of the consolidated revenues of GESL;

5.3.4 promptly advise Taseko of any fact or any change in the business, operations, affairs, assets, liabilities, capitalization or financial condition of GESL or Gibraltar 2002 No. 2 that could reasonably be expected to result in or give rise to a Material Adverse Change; and

5.3.5 not enter into any transaction or perform any act which might (i) interfere or be inconsistent with the successful completion of the Arrangement
(ii) render inaccurate any of the representations and warranties set forth herein if such representations and warranties were made at a date subsequent to such transaction or act and all references to the date hereof were to such later date, or (iii) adversely affect GESL's ability to perform and comply with its covenants and agreements under this Agreement.

5.4      CIRCULAR DISCLOSURE COVENANTS

5.4.1 GESL Covenant. GESL hereby covenants to Taseko that GESL will provide to Taseko, both on the date of the Circular and on the Effective Date, a representation and warranty that the disclosure pertaining to GESL and Gibraltar 2002 No. 2 in the Circular does not contain any untrue statement and does not omit to state any material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.

5.4.2 Taseko Covenant. Taseko hereby covenants to GESL that Taseko will provide to GESL, both on the date of the Circular and on the Effective Date, a representation and warranty that the disclosure in the Circular does not contain any untrue statement and does not omit to state any material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.

5.5      COVENANTS OF TASEKO

Taseko hereby covenants that from the date hereof until the earlier of (i) the Effective Date, or (ii) this Agreement having been terminated pursuant to
Article 7 hereof, Taseko shall:

5.5.1 use commercially reasonable efforts to successfully complete the Arrangement including co-operating with GESL in preparing the Circular and in making all requisite regulatory filings and giving evidence in relation to such filings;

5.5.2 use commercially reasonable efforts to obtain acceptance by the TSX Venture Exchange of the Arrangement and to cause the Taseko Shares to be issued upon the Arrangement becoming effective to be listed and posted for trading on the TSX Venture Exchange on or before the Effective Date; and

5.5.3 use  commercially  reasonable  efforts to cause the conditions in Sections
6.1 and 6.3 to be satisfied on a timely basis.

5.6      COVENANTS REGARDING A COMPETING TRANSACTION

5.6.1 Competing Transaction. Nothing in this Agreement shall prevent the GESL Board of Directors from withdrawing, modifying or changing any recommendation regarding the Arrangement in response to a bona fide Competing Transaction that has not been solicited, assisted, or encouraged by or on behalf of GESL or by any advisor to or director, officer or employee of GESL or any Affiliate thereof where (i) written notice has been given to Taseko pursuant to Section 5.6.2.1 hereof and Taseko has not exercised its rights under Section 5.6.2.2, and (ii) where in the opinion of the special committee of the Board of Directors acting in good faith, after consulting its outside legal counsel, a failure to so respond would be inconsistent with the performance of its fiduciary obligations under applicable law.

5.6.2 Notification of Competing Transaction. GESL shall inform Taseko in writing forthwith upon becoming aware of a Competing Transaction and GESL and its Board of Directors shall not withdraw, modify, amend or change its recommendation to GESL Shareholders to vote in favour of the Arrangement unless:

5.6.2.1 it has provided Taseko with notice in writing delivered to Taseko that there is a Competing Transaction together with all documentation related to and detailing the Competing Transaction at least five Business Days prior to the date on which the Board of Directors proposes to withdraw, modify, amend or change its recommendation to GESL Shareholders to vote in favour of the Arrangement, which notice may be given only if the Competing Transaction has been publicly announced or made on or before the fifth Business Day prior to the Meeting Date; and

5.6.2.2 Taseko, within five Business Days after receipt of the notice and other documentation referred to in Section 5.6.2.1, does not publicly announce an intention to amend the terms of this Agreement and the Arrangement the result of which would be, upon acceptance by GESL (and, if applicable, other approvals of the Court), a transaction having a value per GESL Share greater than the value per GESL Share under the Competing Transaction, and does not offer to GESL to amend this Agreement within two Business Days after such public announcement and, in any event before the Meeting Date; provided that if more than one Competing Transaction exists, the provisions of this Section shall apply to and in respect of only the Competing Transaction that the GESL Board of Directors concludes is the superior transaction and has so notified Taseko in writing.

5.7      TASEKO'S ACCESS TO INFORMATION

Notwithstanding the pre-agreement investigation of GESL conducted by or on behalf of Taseko, GESL shall give Taseko and its authorized agents reasonable ongoing access during the term of this Agreement upon reasonable notice to GESL, to all of GESL's and its Subsidiaries' information, senior personnel, properties, books, records, agreements and commitments, as Taseko may reasonably require. In addition, GESL shall co-operate with Taseko and any such authorized persons in their review and furnish such persons with all material information with respect to GESL and its Subsidiaries and their ongoing operations and activities as Taseko or any person authorized by them may reasonably request provided that Taseko shall designate the individual or individuals to co-ordinate such access and further provided that Taseko shall not unreasonably disrupt the normal business operations of GESL or its Subsidiaries. GESL's obligations under this Section are subject to any legally binding obligations of confidentiality in favour of any third party.

5.8      GESL'S ACCESS TO INFORMATION

Notwithstanding the pre-agreement investigation of Taseko conducted by or on behalf of GESL, Taseko shall give GESL and its authorized agents reasonable ongoing access during the term of this Agreement upon reasonable notice to Taseko, to all of Taseko's and its Subsidiaries' material information, senior officers, and material agreements and commitments, as GESL may reasonably require. In addition, Taseko shall co-operate with GESL and any such authorized persons in their review and furnish such persons with all material information with respect to Taseko and its Subsidiaries as GESL or any person authorized by them may reasonably request, provided that GESL shall designate the individual or individuals to co-ordinate such access and further provided that GESL shall not disrupt the normal business operations of Taseko or its Subsidiaries. Taseko's obligations under this Section are subject to any legally binding obligations of confidentiality in favour of any third party.

                                   ARTICLE 6.

                                   CONDITIONS

6.1      MUTUAL CONDITIONS PRECEDENT

The respective obligations of the parties hereto to complete the Arrangement and the other transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may be waived only by the mutual consent of Taseko and
GESL:

6.1.1 the Arrangement shall have been approved at the GESL Meeting by at least 75% of the votes cast by GESL Shareholders represented and voting at the GESL Meeting and by a majority of such votes other than the votes of Excluded Shareholders;

6.1.2 the Arrangement shall have been approved at the GESL Meeting in accordance with any conditions in addition to those set out in Section 6.1.1 which may be imposed by the Interim Order and which are satisfactory to each of GESL and Taseko, acting reasonably;

6.1.3 the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of GESL and Taseko, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to each of GESL and Taseko on appeal or otherwise and the Final Order shall have been accepted for filing by the Registrar;

6.1.4 there shall not be in force any order or decree restraining or enjoining the consummation of the Arrangement or the other transactions contemplated by this Agreement;

6.1.5    this Agreement shall not have been terminated pursuant to Section 7.3;

6.1.6 the Arrangement shall have been accepted for filing by the TSX Venture Exchange and the Taseko Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSX Venture Exchange, subject to the filing of required documentation; and

6.1.7 all necessary regulatory approvals shall have been obtained to permit the issuance and first resale of the Taseko Shares without the qualification with, or approval of, or the filing of any document including any prospectus or similar document or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from any Governmental Entity or regulatory authority under the Securities Act or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of a holder being a "control person" for purposes of the Securities Act).

6.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TASEKO AND THE TASEKO SUBSIDIARIES

The obligations of Taseko and the Taseko Subsidiaries to complete the transactions contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date, of each of the following conditions precedent (each of which is for Taseko's exclusive benefit and may be waived by Taseko and any one or more of which, if not satisfied or waived, will relieve Taseko of any obligation under this Agreement):

6.2.1 all covenants of GESL and Gibraltar 2002 No. 2 under this Agreement to be performed on or before the Effective Date shall have been duly performed by GESL and Gibraltar 2002 No. 2 in all material respects;

6.2.2 the representations and warranties of GESL and Gibraltar 2002 No. 2 made pursuant to this Agreement shall be true and correct in all material respects immediately prior to the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement);

6.2.3 the Board of Directors shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by GESL and Gibraltar 2002 No. 2, to permit the consummation of the Arrangement and the other transactions contemplated hereby;

6.2.4 the Board of Directors shall have made and shall not have modified or amended, in a manner adverse to Taseko, prior to the GESL Meeting, an affirmative recommendation that GESL Shareholders vote in favour of the Arrangement;

6.2.5 the Appropriate Regulatory Approvals shall have been obtained in accordance with Article 4 and shall be in full force and effect and shall not be the subject of any stop-order or proceedings seeking a stop-order or any revocation proceedings;

6.2.6 between the date hereof and the Effective Date, there shall not have occurred, in the judgment of Taseko, acting reasonably, a Material Adverse Change with respect to GESL;

6.2.7 Taseko shall have determined in its reasonable judgment that there does not exist any covenant, term or condition in any of the material instruments or agreements to which any of GESL or Gibraltar 2002 No. 2 is a party or to which they or any of their properties or assets are subject (of which Taseko was unaware at the date of this Agreement) which may be breached or cause a default or permit third parties to exercise rights against any of GESL or Gibraltar 2002 No. 2 which would result in a Material Adverse Change with respect to GESL as a result of the Arrangement becoming effective;

6.2.8 Taseko shall be satisfied that (i) no action, suit or proceeding shall have been threatened to be taken or taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, company, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied, in the case of
(i) or (ii) above:

6.2.8.1 to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Arrangement or the right of Taseko to own or exercise full rights of ownership of all of the outstanding GESL Shares and all of the outstanding shares of Gibraltar 2002 No. 2 owned by GESL;

6.2.8.2 which, if the Arrangement was completed, could in Taseko's reasonable judgment adversely affect GESL;

6.2.9 there shall not exist any prohibition at law against Taseko owning or exercising full rights of ownership of all of the outstanding GESL Shares;

Taseko may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by Taseko with its obligations under this Agreement if the condition precedent would have been satisfied but for a default by Taseko in complying with its obligations hereunder.

6.3 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GESL AND GIBRALTAR 2002 NO. 2

The obligations of GESL and Gibraltar 2002 No. 2 to complete the transactions contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date, to each of the following conditions precedent (each of which is for the exclusive benefit of GESL and may be waived by GESL and any one or more of which, if not satisfied or waived, will relieve GESL of any obligation under this Agreement):

6.3.1 all covenants of Taseko and the Taseko Subsidiaries under this Agreement to be performed on or before the Effective Date shall have been duly performed by Taseko and the Taseko Subsidiaries in all material respects;

6.3.2 all representations and warranties of Taseko under this Agreement shall be true and correct in all material respects immediately prior to the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement);

6.3.3 the board of directors of Taseko shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Taseko and each of the Taseko Subsidiaries, to permit the consummation of the Arrangement and the issue of the Taseko Shares contemplated thereby; and

6.3.4 between the date hereof and the Effective Date, there shall not have occurred, in the judgment of GESL, acting reasonably, a Material Adverse Change with respect to Taseko.

GESL may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by GESL with its obligations under this Agreement if the condition precedent would have been satisfied but for a default by GESL in complying with its obligations hereunder.

6.4      NOTICE AND CURE PROVISIONS

The parties hereto will give prompt notice to the other parties of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

6.4.1 constitute a material breach of any representations or warranties of the other contained herein or which would cause such representations and warranties to be untrue or inaccurate in any material respect on the Effective Date; or

6.4.2 result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

None of the parties hereto may elect not to complete the Arrangement or the other transactions contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3, or exercise any termination right arising therefrom, unless forthwith such party has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which such party is asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that such party is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other parties may not terminate this Agreement prior to April 30, 2003.

                                   ARTICLE 7.

                            AMENDMENT AND TERMINATION

7.1      AMENDMENT

This Agreement may, at any time and from time to time before or after the holding of the GESL Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

7.1.1 change the time for performance of any of the obligations or acts of the parties;

7.1.2 waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

7.1.3 waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

7.1.4 waive compliance with or modify any conditions precedent herein contained;

provided that notwithstanding the foregoing, the terms of this Agreement and the Plan of Arrangement shall not be amended in a manner materially prejudicial to the GESL Shareholders without the approval of the GESL Shareholders given in the same manner as required by law for the approval of the Arrangement or as may be ordered by the Court.

7.2      MUTUAL UNDERSTANDING REGARDING AMENDMENTS

The parties agree that if any party proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, the other parties will act reasonably in considering such amendment and if the other parties and their security holders are not prejudiced by reason of any such amendment such parties will co-operate in a reasonable fashion with the party proposing the amendment, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

7.3      TERMINATION

7.3.1 Termination by GESL. GESL, when not in default in any material respect in the performance of its obligations under this Agreement may, without prejudice to any other rights, terminate this Agreement by written notice to Taseko if:

7.3.1.1 any condition contained in Section 6.1 or 6.2 is not satisfied by April 30, 2003 to the satisfaction of GESL, acting reasonably;

7.3.1.2 any representation or warranty of Taseko in this Agreement shall not have been as of the date hereof, as of the date on which the Circular is mailed and as of the Effective Date, true and correct in all material respects;

7.3.1.3 Taseko fails to comply in any material respect with any of its obligations under this Agreement; or

7.3.1.4 Taseko has been notified in writing by GESL of a Competing Transaction in accordance with Section 5.6.2.1 and Taseko does not take the action described in Section 5.6.2.2 within the time periods specified therein.

7.3.2 Termination by Taseko. Taseko, when not in default in any material respect in the performance of its obligations under this Agreement may, without prejudice to any other rights, terminate this Agreement by written notice to GESL if:

7.3.2.1 any condition contained in Section 6.1 or 6.3 is not satisfied by April 30, 2003 to the satisfaction of Taseko acting reasonably;

7.3.2.2 the Circular has not been mailed to the shareholders of GESL on or before April 14, 2003, for any reason other than a default of Taseko hereunder;

7.3.2.3 any representation or warranty of GESL in this Agreement shall not have been as of the date hereof, as of the date on which the Circular is mailed and as of the Effective Date, true and correct in all material respects;

7.3.2.4 GESL fails to comply in any material respect with any of its obligations under this Agreement;

7.3.2.5 for any reason other than the default of Taseko hereunder the Effective Date has not occurred on or before April 30, 2003 ; or

7.3.2.6 Taseko has been notified in writing by GESL of a Competing Transaction in accordance with Section 5.6.2.1 and Taseko does not take the action described in Section 5.6.2.2 within the time periods specified therein.

7.3.3 Mutual Termination. This Agreement may, at any time before or after the holding of the GESL Meeting but not later than the Effective Time:

7.3.3.1 be terminated by the mutual agreement of the parties (without further action on the part of GESL's shareholders if terminated after the holding of the GESL Meeting); or

7.3.3.2  be  terminated  by GESL by  written  notice  to Taseko  and the  Taseko
Subsidiaries   upon  the  failure  of  the  GESL  Shareholders  to  approve  the
Arrangement at the GESL Meeting.

7.3.4 Effect of Termination. In the case of any termination of this Agreement pursuant to this Article 7, this Agreement shall be of no further force and effect.

                                   ARTICLE 8.

                                     CLOSING

8.1      TASEKO CLOSING DOCUMENTS

On the Effective Date, Taseko shall provide to GESL:

8.1.1 an officer's certificate certifying as of the Effective Date as to the accuracy of the representations and warranties in Section 3.2; and

8.1.2 an opinion of legal counsel to Taseko as to the incorporation and existence of Taseko and the Taseko Subsidiaries; the power of Taseko to carry on its business and enter into this Agreement; the enforceability of this Agreement; compliance with all legal and regulatory requirements with respect to the Arrangement; the valid issuance of the common shares of Taseko issued pursuant to the Arrangement; and the tradeability of such shares under applicable securities laws.

8.2      GESL CLOSING DOCUMENTS

On the Effective Date, GESL shall provide to Taseko:

8.2.1 an officer's certificate certifying as of the Effective Date as to the accuracy of the representations and warranties in Section 3.1; and

8.2.2 an opinion of legal counsel to GESL as to the incorporation and existence of GESL and its Subsidiaries; the ownership by GESL of Gibraltar 2002 No. 2; and the power of GESL and Gibraltar 2002 No. 2 to carry on their business and to enter into this Agreement.

                                   ARTICLE 9.

                                     GENERAL

9.1      NOTICES

All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy or email, in each case addressed to the particular party at:

(a) Taseko, as follows:

Taseko Mines Limited
1020 - 800 West Pender Street
Vancouver, B.C.

V6C 2V6

Attention:        Ronald W. Thiessen
Fax:              (604) 684-8092

with a copy to:

Lang Michener
1500 - 1055 West Georgia Street
Vancouver, B.C.
V6E 4N7

Attention:        Bernhard Zinkhofer
Fax:              (604) 685-7084

(b) GESL and Gibraltar 2002 No. 2, as follows:

Gibraltar Engineering Services Limited
920 - 800 West Pender Street
Vancouver, B.C.

V6C 2V6

Attention:        Brian F. Causey
Fax:              (604) 681-2741

with a copy to:

Davis & Company
2800 Park Place
666 Burrard Street
Vancouver, B.C.

V6C 2Z7

Attention:        Albert J. Hudec
Telecopier:       (604) 687-1612

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile thereof.

9.2      ASSIGNMENT

This Agreement shall not be assignable by any party hereto without the consent of the other party.

9.3      FURTHER ASSURANCES

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

9.4      EXPENSES

Except as otherwise specifically provided herein, each of the parties shall pay its own legal, financial, advisory, accounting and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Arrangement and any other costs and expenses whatsoever and howsoever incurred.

9.5      PUBLIC ANNOUNCEMENTS

Except to the extent required by law, securities policy or rule or policy of any applicable stock exchange, no public announcement or press release concerning the matters referred to in this Agreement may be made by the parties hereto without the prior consent of the other party, such consent not to be unreasonably withheld. Except to the extent required by law, no copy of this Agreement may be provided by the parties hereto to any other person, except their respective directors, officers, employees, advisors or lenders without the prior consent of the other party, such consent not be unreasonably withheld. The provisions of this Agreement may be summarized in the Circular, and in any material change report filed by Taseko in connection with the public announcement of the Arrangement. The parties agree to consult with each other, to the extent reasonably possible, in connection with any public announcement or other disclosure related to this Agreement.

9.6      GOVERNING LAWS

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

9.7      INVALIDITY OF PROVISIONS

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule or law, or applicable public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.8      COUNTERPARTS

This Agreement may be executed in one or more counterparts, which may include facsimile, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

9.9      INVESTIGATION BY PARTIES

No investigations made by or on behalf of a party or any of their respective authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other parties in or pursuant to this Agreement.

9.10     TIME

Time shall be of the essence of this Agreement.

9.11     AMENDMENTS

This Agreement may not be modified, amended, altered or supplemented except in the manner contemplated herein and upon the execution and delivery of a written agreement executed by both parties.

9.12     SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS

Each of the parties recognizes and acknowledges that Taseko and the Taseko Subsidiaries would not have agreed to pursue the Arrangement, and GESL would not have agreed to recommend that shareholders vote in favour of the Arrangement, unless this Agreement was executed and, accordingly, acknowledges and agrees that a breach by a party of any obligation in this Agreement will cause the other parties to sustain injury for which they would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party or parties shall be entitled to the remedy of specific performance of such obligation and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.




TASEKO MINES LIMITED                     CONCENTRATED EXPLORATION LTD.

------------------------------------     --------------------------------------
Authorized Signatory                     Authorized Signatory



GIBRALTAR ENGINEERING SERVICES LIMITED   CONCENTRATED EXPLORATION 2000 LTD.


------------------------------------     --------------------------------------
Authorized Signatory                     Authorized Signatory



GIBRALTAR REFINERY (2002) LTD            GIBRALTAR REFINERY (2002) NO. 2 LTD.



------------------------------------     --------------------------------------
Authorized Signatory                     Authorized Signatory



TASEKO RESOURCES INC


------------------------------------
Authorized Signatory